Exhibit 99.3

KURA ONCOLOGY ANNOUNCES LICENSE AGREEMENT WITH JANSSEN PHARMACEUTICA FOR DEVELOPMENT AND COMMERCIALIZATION OF TIPIFARNIB; CLOSES $60 MILLION PRIVATE PLACEMENT AND COMPLETES REVERSE MERGER

LA JOLLA, March 12, 2015 – Kura Oncology, Inc. (“Kura Oncology” or the “Company”), a clinical stage biopharmaceutical company advancing a pipeline of precision medicines for the treatment of solid tumors and blood cancers, today announced several milestones.

LICENSE AGREEMENT WITH JANSSEN PHARMACEUTICA

The Company announced it has entered into an agreement with Janssen Pharmaceutica NV for an exclusive license to develop and commercialize tipifarnib in the field of oncology. Tipifarnib, a protein farnesyl transferase inhibitor, is a Phase 2-ready program that has demonstrated encouraging clinical activity in certain cancer patient populations and that may be further optimized using an appropriate patient selection strategy.

Under the terms of the agreement, Kura Oncology assumes sole responsibility for development and commercialization of tipifarnib in the field of oncology. Kura Oncology intends to advance tipifarnib into Phase 2 clinical trials in 2015 to evaluate its activity in patient populations where certain solid tumors are driven by activating mutation in the oncogene HRAS as well as in patients with hematologic malignancies.

$60 MILLION PRIVATE PLACEMENT

In addition, Kura Oncology announced that it completed a private placement of its common stock to new institutional investors and existing investors that resulted in gross proceeds of approximately $60 million to the Company, including approximately $7.5 million in bridge notes that converted into common stock at the closing. EcoR1 Capital was the lead investor in this financing, which included significant participation from Fidelity Management & Research Company, ARCH Venture Partners, Boxer Capital of Tavistock Life Sciences, Partner Fund Management, Nextech Invest, as well as a number of other well-known healthcare investors. Proceeds from the private placement will be used for the development of the Company’s drug candidates, including tipifarnib, as well as preclinical pipeline programs.

“Tipifarnib has demonstrated compelling and durable anti-cancer activity in certain patient subsets and represents a promising clinical development opportunity with the right patient selection strategy,” said Troy Wilson, Ph.D., J.D., President and Chief Executive Officer of Kura Oncology. “We intend to leverage advances in next-generation sequencing as well as emerging information about cancer genetics to identify patients most likely to benefit from tipifarnib.” Dr. Wilson added, “We are additionally pleased to be able to attract the support of such a high caliber group of institutional healthcare investors. We expect the proceeds from this financing will allow us to rapidly move forward with the clinical development of tipifarnib as well as advance our preclinical programs towards the clinic.”

Leerink Partners LLC served as lead placement agent and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ:NHLD) and Livingston Securities LLC served as co-placement agents for the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

REVERSE MERGER AND PUBLIC REPORTING COMPANY

In conjunction with the private placement, Kura Oncology completed a reverse merger with Zeta Acquisition Corp III, a public reporting company with no prior business operations. Stockholders of Kura Oncology, including those that participated in the private placement, received shares of Zeta Acquisition in exchange for their Kura Oncology shares, and the former Kura Oncology stockholders now hold 100 percent of the resulting company’s equity in the same proportion as the stockholders owned immediately following the private placement. Zeta Acquisition has been renamed Kura Oncology, Inc. and will implement the pre-merger business plan of Kura Oncology. Kura Oncology intends to file a registration statement covering the resale of shares of common stock held by new and existing shareholders within 60 days after the closing. Following the effectiveness of that registration statement, Kura Oncology will seek to have its common stock quoted on the OTC Markets.

ABOUT TIPIFARNIB

Kura Oncology’s lead program, tipifarnib, is an inhibitor of farnesylation, a key cell signaling process implicated in cancer initiation and development. In extensive clinical trials, tipifarnib has shown compelling and durable anti-cancer activity in certain patient subsets and a well-established safety profile. Preclinical and clinical data suggest that, in the right genetic context, tipifarnib has the potential to provide significant benefit to cancer patients with limited treatment options. Leveraging advances in next-generation sequencing as well as emerging information about cancer genetics, Kura Oncology will seek to identify patients most likely to benefit from tipifarnib. The company plans to initiate a Phase 2 clinical trial of tipifarnib in patients who have tumors characterized by HRAS mutations in the second quarter of 2015 and a Phase 2 clinical trial in patients with peripheral T-cell lymphomas in the third quarter of 2015.

ABOUT KURA ONCOLOGY

Kura Oncology is a clinical-stage biopharmaceutical company focused on the discovery and development of precision medicines for the treatment of solid tumors and blood cancers. Kura Oncology brings together a proven team of drug developers and biotech entrepreneurs, including Troy Wilson, Ph.D., J.D., President and CEO, Kevan Shokat, Ph.D., Professor of Molecular and Cellular Pharmacology at UCSF and Chairman of the Kura Oncology Scientific Advisory Board, Yi Liu, Ph.D., Chief Scientific Officer, Pingda Ren, Ph.D., Senior Vice President of Chemistry and Pharmaceutical Sciences and Antonio Gualberto, M.D., Ph.D., Chief Medical Officer. Kura Oncology’s diverse pipeline consists of small molecules that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s approach to drug development is focused on rapidly translating novel science into life-saving medicines. More information is available at www.kuraoncology.com.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of Kura Oncology’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, plans to seek to have the Company’s common stock quoted in the OTC Markets, and future research and clinical trials. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with regulatory filings and applications, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

Media and Investor Contact:

Mark Corbae

Vice President

Canale Communications

619-849-5375

Mark@canalecomm.com

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